Exhibit (g)(11)

Form of Appendix A

to

Custodian Agreement

dated July 20, 2007

between

Brown Brothers Harriman & Co.

and

Matthews International Funds d/b/a Matthews Asia Funds

Pursuant to the terms and conditions of the above referenced Custodian Agreement, as amended from time to time, the Custodian shall provide custody and safekeeping services to the following funds as of [            ], 2020 listed below:

Funds

Matthews Asia Total Return Bond Fund

Matthews Asia Credit Opportunities Fund

Matthews Asian Growth and Income Fund

Matthews Asia Dividend Fund

Matthews China Dividend Fund

Matthews Asia Value Fund

Matthews Asia Growth Fund

Matthews Pacific Tiger Fund

Matthews Asia ESG Fund

Matthews Emerging Asia Fund

Matthews Asia Innovators Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Small Companies Fund

Matthews Emerging Markets Equity Fund

Brown Brothers Harriman & Co.		Mathews International Funds d/b/a Matthews Asia Funds

By:		By:	William J. Hackett

Title:		Title:	Chief Executive Officer

Date:	[ ], 2020	Date:	[ ], 2020